UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 27, 2008

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item  1.01 Entry into a Material Definitive Agreement

On June 27, 2008, Senesco Technologies, Inc. (the “Company”) entered into a Master Product Sale Agreement (the “Product Agreement”) with VGXI, Inc. (“VGXI”) under which VGXI will supply the Company with the plasmid portion of the Company’s combination therapy consisting of the Factor 5A gene and siRNA against Factor 5A (the “Plasmid Product”).    The Product Agreement contains certain covenants that VGXI maintain certain standards of quality, as well as follow certain delivery and packaging requirements.  The Product Agreement has an initial term that commences on the date of the Product Agreement and runs for a period of five (5) years.  The Product Agreement shall, upon mutual agreement, renew for consecutive one (1) year periods thereafter.  The Company’s financial obligation under the Product Agreement is dependent upon the amount of Plasmid Product ordered by the Company.  Finally, the Product Agreement grants VGXI a right-of-first-refusal to manufacture all future DNA plasmids as required by the Company during the term of the Product Agreement.

The Product Agreement may be terminated by either party, if, after due negotiations and continued testing, the Plasmid Product does not meet certain standards as set forth in the Product Agreement.   The Product Agreement may also be may be terminated by the non-breaching party in the event of a material breach of the terms of the Product Agreement by the other party thereto, which is not otherwise cured within thirty (30) days.  The Product Agreement may also be terminated by the mutual consent of the parties, for violation of certain ethical principles relating to the use of the Plasmid Product or by either party in the event there are no ongoing obligations under the Product Agreement.  The Product Agreement also contains certain customary representations, warranties, confidentiality and indemnification provisions.

On June 30, 2008, the Company entered into a Supply Agreement (the “Supply Agreement”) with POLYPLUS-TRANSFECTION SA (“POLYPLUS”) under which POLYPLUS will supply the Company with, and the Company will exclusively purchase from POLYPLUS, its “in vivo-jetPEI” (the “Product”), which is used for systemic delivery of the Company’s combination therapy of siRNA against Factor 5A and a plasmid of the Factor 5A gene.  The Supply Agreement contains certain covenants that POLYPLUS maintain certain standards of quality, as well as follow certain delivery and packaging requirements.  The Supply Agreement has an initial term which commences on the date of the Supply Agreement and runs until the eighth anniversary of the first sale of the Product.  The Supply Agreement shall automatically renew for consecutive one (1) year periods thereafter, except if terminated by either party upon six (6) months written notice prior to the initial or any subsequent renewal term.  The Company’s financial obligation under the Supply Agreement is dependent upon the amount of Product ordered by the Company.

The Supply Agreement may be terminated by the non-breaching party in the event of a material breach of the terms of the Supply Agreement by the other party thereto, which is not otherwise cured within thirty (30) days.  The Supply Agreement may also be terminated in the event that a party to the Supply Agreement is dissolved or otherwise liquidated.  The Supply Agreement also contains certain customary representations, warranties, confidentiality and indemnification provisions.

In the aggregate, the Company anticipates that it will pay $876,000 under the terms of the agreements over a period of 10 to 12 months.

A copy of each of the foregoing agreements will be filed as an exhibit to the Company’s annual report on Form 10-K.  On July 3, 2007, the Company issued press releases announcing the execution of each of the agreements.

Item 9.01.       Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated July 3, 2008 announcing the entry into an agreement with VGXI.
99.2	Press Release of the Company dated July 3, 2008 announcing the entry into an agreement with POLYPLUS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: July 3, 2008	By	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer